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                                                                    Exhibit 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-40146) of Sycamore Networks, Inc. of our report dated June 4, 2000 relating to the financial statements of Sirocco Systems, Inc., a development stage company, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Historical Financial Data of Sirocco" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

August 11, 2000